UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 21, 2008

eBay Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2145 Hamilton Avenue, San Jose, California		95125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 376-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2008, eBay Inc. announced the following management succession and other actions:

• Meg Whitman is resigning as eBay’s president and chief executive officer, effective March 31, 2008. Ms. Whitman will remain a member of eBay’s board of directors and will serve as a special advisor to eBay’s president and chief executive officer through December 31, 2008.

• John Donahoe, President of eBay Marketplaces, has been named by eBay’s board of directors to succeed Ms. Whitman as eBay’s president and chief executive officer. Mr. Donahoe will assume the role of CEO-designate immediately and will transition to the role of president and chief executive officer upon Ms. Whitman’s resignation. Mr. Donahoe also has been appointed as a new member to eBay’s board of directors, effective January 23, 2008, with a term of office expiring at eBay’s annual meeting of stockholders in 2008. Mr. Donahoe’s biography appears in eBay’s 2007 proxy statement, filed with the SEC on April 30, 2007 and is incorporated by reference herein.

• Rajiv Dutta, President of PayPal, has been named by eBay’s board of directors to succeed Mr. Donahoe as President of eBay Marketplaces, effective immediately. Mr. Dutta also has been appointed as a new member to eBay’s board of directors, effective January 23, 2008, with a term of office expiring at eBay’s annual meeting of stockholders in 2009. Mr. Dutta’s biography appears in eBay’s 2007 proxy statement, filed with the SEC on April 30, 2007 and is incorporated by reference herein.

In connection with Ms. Whitman’s transition, her compensation arrangements will be modified on her transition date to reflect her role as special advisor and she will thereafter have an annual salary of $600,000 and a target annual incentive bonus of 100% of salary, or $600,000. Ms. Whitman will also remain eligible to (i) receive amounts she would have received with respect to the 2008 annual component of the eBay Incentive Plan had she remained eligible to receive payment through the first quarter of 2009 and (ii) vest with respect to the performance-based restricted stock units she would have been granted had she remained eligible to receive such units through the first quarter of 2009. Additionally, Ms. Whitman will receive the use of office space and IT and secretarial services for a total of three years. Ms. Whitman will not receive new equity awards in 2008.

In connection with Mr. Donahoe’s promotion to president and chief executive officer, it is expected that his compensation arrangements will be modified. The board currently anticipates that Mr. Donahoe’s revised compensation arrangements will include:

• an annual salary of $900,000;
• a target annual incentive bonus of 125% of salary, or $1,125,000;
• a long-term equity incentive focal award to be granted effective the first business day of March 2008, eBay’s normal date for issuing its annual focal grants to existing eligible employees (the "Focal Date"), comprising a combination of stock options (vesting over a four-year period) and performance-based restricted stock units (with standard vesting terms for such program) and having a target value of approximately $8,000,000 on the Focal Date;
• a promotion equity award comprising (i) a combination of restricted stock units and stock options vesting over a four-year period and having a target value of approximately $15,000,000 on the Focal Date and (ii) 60,000 restricted stock units vesting over a two-year period; and
• a severance arrangement in the event of Mr. Donahoe’s termination without cause (as such term will be defined in Mr. Donahoe’s employment letter) providing a cash payment equal to two years’ target cash compensation (defined as annual base salary plus target annual incentive bonus) if the termination occurs within two years of Mr. Donahoe’s promotion, one and one-half years’ target cash compensation if the termination occurs more than two but within three years of the promotion, and one year’s target cash compensation if the termination occurs more than three years after the promotion.

In connection with Mr. Dutta’s promotion, it is expected that his compensation arrangements will be modified. The board currently anticipates that Mr. Dutta’s revised compensation arrangements will include:

• an annual salary of $720,000;
• a target annual incentive bonus of 100% of salary, or $720,000;
• a long-term equity incentive focal award, comprising a combination of stock options (to be granted on the Focal Date, vesting over a four-year period) and performance-based restricted stock units (with standard vesting terms for such program) and having a target value of approximately $6,400,000 on the Focal Date;
• a promotion equity award comprising (i) a combination of restricted stock units and stock options vesting over a four-year period and having a target value of approximately $10,000,000 on the Focal Date and (ii) options to purchase 150,000 shares of common stock vesting over a four-year period; and
• a severance arrangement in the event of Mr. Dutta’s termination without cause (as such term will be defined in Mr. Dutta’s employment letter) providing a cash payment equal to two years’ target cash compensation if the termination occurs within two years of Mr. Dutta’s promotion, one and one-half years’ target cash compensation if the termination occurs more than two but within three years of the promotion, and one year’s target cash compensation if the termination occurs more than three years after the promotion.

Messrs. Donahoe and Dutta have not been and are not expected to be elected to any board committees.

One half of the stock options awarded to Messrs. Donahoe and Dutta as part of their respective promotion equity awards, as described above, will be granted and priced on the Focal Date and one half on the date 26 weeks from the Focal Date.

A copy of eBay’s press release announcing these management changes is attached as an exhibit to this filing.

The attached press release also announces that (i) Scott Thompson, most recently PayPal’s Chief Technology Officer, will replace Mr. Dutta as President, PayPal and (ii) Lorrie Norrington, most recently President of eBay Marketplaces International will become President, Marketplaces Operations, and (iii) Bill Cobb will be stepping down from his role as President, eBay Marketplaces North America and then retiring from eBay at the end of 2008.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed with this report:

99.1 Press release dated January 23, 2008

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

January 25, 2008	By:	Michael R. Jacobson

Name: Michael R. Jacobson
Title: Senior Vice President, Legal Affairs, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 23, 2008